Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113688) pertaining to the CARBO Ceramics Inc. Savings and Profit Sharing Plan of our report dated June 27, 2016, with respect to the financial statements and schedule of CARBO Ceramics Inc. Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Postlethwaite & Netterville, APAC

Lafayette, Louisiana

June 27, 2016